EXHIBIT B-7


                    OE NUCLEAR CAPITAL CONTRIBUTION AGREEMENT



                                 by and between


                               OHIO EDISON COMPANY

                                       and

                      FIRSTENERGY NUCLEAR GENERATION CORP.

          CAPITAL CONTRIBUTION AGREEMENT, dated as of May 18, 2005 between Ohio Edison Company, an Ohio corporation ("Ohio Edison") and FirstEnergy Nuclear Generation Corp., an Ohio corporation ("Nuclear Genco").

                                 R E C I T A L S


          WHEREAS, Ohio Edison wishes to make a capital contribution to Nuclear Genco of the Contributed Assets (in each case as defined below) on the terms and conditions set forth herein; and

          WHEREAS, the Board of Directors of Ohio Edison and Nuclear Genco have approved Ohio Edison's capital contribution to Nuclear Genco of all of Ohio Edison's right, title and interest in and to (a) its undivided ownership interests in Units Nos. 1 and 2 of the Beaver Valley Nuclear Power Plant, (b) its undivided ownership interests in the Beaver Valley Nuclear Power Plant Common Facilities, and (c) the shares of common stock of OES Nuclear Incorporated, an Ohio corporation, and associated decommissioning funds and other assets, all as more specifically described in Annex A and in Annex C hereto (collectively, the "Contributed Assets"), together with Ohio Edison's transfer and assignment prior to, on or from time to time after the Contribution Date (as hereinafter defined) to Nuclear Genco of all of Ohio Edison's rights, liabilities and obligations in respect of $411,915,000 aggregate principal amount of outstanding pollution control revenue bonds with respect to the Contributed Assets (as more specifically described in Annex B hereto) and other included liabilities as more specifically described in Annex C (collectively, the "Transferred Liabilities", and together with the Contributed Assets, the "Contribution"); and

          WHEREAS, each of the parties hereto has agreed to execute and deliver all such agreements, certificates and other documents as they deem necessary or desirable to implement the Contribution, with such terms, conditions, modifications, amendments or alterations as the officers executing the same shall approve as necessary or desirable, such approval to be conclusively established by their execution thereof, and to take all actions necessary or desirable in order to enable the parties to fulfill their obligations under such agreements, certificates and other documents; and

          WHEREAS, each of the parties hereto has determined that the Contribution is in its best interests.

          NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

     1. CAPITAL CONTRIBUTION. Subject to the terms and conditions hereof, Ohio Edison hereby agrees to make, and Nuclear Genco agrees to accept, the Contribution of the Contributed Assets and to assume the Transferred Liabilities. The parties hereby acknowledge and agree that the value of the Capital Contribution will be the book value thereof, less accumulated depreciation, of the Contributed Assets as shown on Ohio Edison's balance sheet as of the end of the fiscal quarter immediately preceding the Contribution Date, less the agreed upon value of the Transferred Liabilities and the Assumed Liabilities as of the Contribution Date which Ohio Edison transfers to Nuclear Genco and Nuclear Genco assumes prior to or on the Contribution Date.

     2. EFFECTIVENESS OF TRANSACTION.

          a. The initial Contribution shall take place as promptly as practicable following receipt of all necessary regulatory authorizations and other consents and approvals as may be necessary, appropriate or advisable to consummate the transactions contemplated hereby (the "Contribution Date"), it being understood that, as contemplated herein, Ohio Edison intends to transfer certain of the Transferred Liabilities to Nuclear Genco from time to time after the Contribution Date.

          b. The parties hereby agree that the Contribution shall, to the extent they deem appropriate, be further evidenced and effected through the taking of all such additional actions and the execution of all instruments, agreements and documents of transfer, including without limitation such deeds, assignment and assumption agreements, releases and other documents as may be necessary or desirable to further evidence or carry out the Contribution.

     3. COVENANTS.

          a. Ohio Edison hereby undertakes and agrees that the Contributed Assets will be transferred to Nuclear Genco free and clear of the liens of the Indenture, dated as of August 1, 1930, between Ohio Edison and the Bank of New York, as successor to Bankers' Trust Company, as Trustee, as amended and supplemented, and the General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, between Ohio Edison and The Bank of New York, as Trustee as amended and supplemented, but may be subject to other liens, claims, liabilities and encumbrances, all of which Nuclear Genco agrees to accept and assume, except as otherwise provided herein.

          b. Nuclear Genco agrees to accept prior to or on the Contribution Date and from time to time thereafter as Ohio Edison may request the assignment of the Transferred Liabilities, and all such other liabilities and obligations of Ohio Edison as may be associated with, or directly related to, the Contributed Assets including, without limitation, any decommissioning liabilities and obligations associated with the Contributed Assets and other liabilities as more specifically identified in the form of Assignment and Assumption Agreement attached as Annex C hereto (the "Assumed Liabilities"), which include, among other liabilities, liability for the decommissioning and decontamination of the Contributed Assets, management of spent nuclear fuel, and all environmental liabilities, as well as any liabilities associated with the ownership of the Contributed Assets from and after the Contribution Date, but otherwise exclude the liabilities and obligations associated with Ohio Edison's ownership of the Contributed Assets prior to the Contribution Date. Nuclear Genco hereby agrees fully to perform and discharge the Assumed Liabilities in a timely fashion. Nuclear Genco further agrees to indemnify and hold harmless Ohio Edison from and against any and all liabilities, actions, claims, damages, costs and expenses which Ohio Edison may suffer or incur as a result of Nuclear Genco's failure to perform the foregoing obligations.

          c. The parties acknowledge and agree that other than the Transferred Liabilities and the Assumed Liabilities, Ohio Edison shall retain and discharge all liabilities and obligations associated with, or directly relating to, the Contributed Assets arising out of Ohio Edison's ownership of the Contributed Assets prior to the Contribution Date, including, without limitation, any liability or obligation to fund the deficiency as of the Contribution Date in Ohio Edison's nuclear decommissioning trusts associated with the Contributed Assets, in the amount and as may be required by the Nuclear Regulatory Commission in connection with the transactions contemplated hereby . Ohio Edison further agrees to timely and fully discharge all such liabilities and obligations and to indemnify and hold harmless Nuclear Genco from and against any and all liabilities, actions, claims, damages, costs and expenses which Nuclear Genco may suffer or incur as a result of Ohio Edison's failure to perform the foregoing obligations.

          d. The parties covenant and agree to use all commercially reasonable efforts to obtain all regulatory and other approvals, authorizations and consents, including rulings from the Internal Revenue Service, and make all such filings necessary, appropriate or desirable in order for Ohio Edison to make and for Nuclear Genco to accept the Contribution of the Contributed Assets, the Transferred Liabilities and the Assumed Liabilities as contemplated hereby.

     4. GOVERNING LAW. This Capital Contribution Agreement shall be governed by the substantive laws of the State of Ohio, without reference to its conflicts of laws principles.

     5. COUNTERPARTS. This Capital Contribution Agreement may be executed in counterparts, each of which taken together shall be deemed one and the same instrument.


          IN WITNESS WHEREOF, this Capital Contribution Agreement has been duly executed and delivered by the parties as of the date first above written.



                                           OHIO EDISON COMPANY


                                           By: /s/ David W. Whitehead
                                               ------------------------------
                                           Name:   David W. Whitehead
                                           Title:  Corporate Secretary


                                           FIRSTENERGY NUCLEAR GENERATION CORP.


                                           By: /s/ John J. Luecken, Jr.
                                               ------------------------------
                                           Name:   John J. Luecken, Jr.
                                           Title:  Sole Incorporator

                                     ANNEX A
                                     -------

                    General Description of Contributed Assets
                    -----------------------------------------



      1. Ohio Edison's 35% undivided ownership interest in Unit No. 1 of the Beaver Valley Nuclear Power Plant, Borough of Shippingport, Pennsylvania

      2. Ohio Edison's 20.22% undivided ownership interest in Unit No. 2 of the Beaver Valley Nuclear Power Plant, Borough of Shippingport, Pennsylvania

      3. Ohio Edison's undivided ownership interest in the Beaver Valley Nuclear Power Plant Common Facilities, Borough of Shippingport, Pennsylvania

      4.   The common stock of OES Nuclear, Incorporated, an Ohio corporation

      5. Ohio Edison's interest in the qualified and non-qualified nuclear decommissioning trust funds associated with its ownership interests in the Beaver Valley and Perry Nuclear Power Plants

      6. All of Ohio Edison's right, title and interest in and to any and all contracts, fuel, spare parts, inventories, equipment, supplies and other assets associated with or necessary for the ownership or operation of the foregoing in each case as more specifically described in the Assignment and Assumption Agreement attached as Annex C.

                                     ANNEX B

                         Pollution Control Revenue Bonds
                         -------------------------------

--------------------------------------------------------------------------------
           ISSUER                      BONDS              PRINCIPAL AMOUNT
           ------                      -----              ----------------
--------------------------------------------------------------------------------
 Ohio Water Development          00 Series A due 2033        $ 44,800,000
  Authority
--------------------------------------------------------------------------------
 Ohio Air Quality Development    00 Series A due 2033        $ 12,300,000
  Authority
--------------------------------------------------------------------------------
*Ohio Water Development          88 Series A&B due 2018      $ 33,000,000
  Auhority
--------------------------------------------------------------------------------
*Ohio Air Quality Development    88 Series A&B due 2018      $ 23,000,000
  Authority
--------------------------------------------------------------------------------
 Beaver County Industrial        99 Series A due 2033        $108,000,000
  Development Authority
--------------------------------------------------------------------------------
 Beaver County Industrial        01 Series A due 2031        $ 10,815,000
  Development Authority
--------------------------------------------------------------------------------
*Beaver County Industrial        95 Series due 2020          $ 60,000,000
  Development Authority
--------------------------------------------------------------------------------
 Ohio Water Development          99 Series due 2033          $ 30,000,000
  Authority
--------------------------------------------------------------------------------
 Ohio Water Development          99 Series B due 2033        $ 41,000,000
  Authority
--------------------------------------------------------------------------------
 Ohio Air Quality Development    99 Series B due 2033        $  9,000,000
  Authority
--------------------------------------------------------------------------------
 Ohio Water Development          95 Series due 2015          $ 40,000,000
  Authority                                                  ------------
--------------------------------------------------------------------------------
                                           TOTAL:            $411,915,000
                                                             ============
--------------------------------------------------------------------------------


--------------------

* To be transferred to, and assumed by, Nuclear Genco on or prior to the Contribution Date.